Exhibit 10.1

UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF TEXAS
AUSTIN DIVISION

UNITED STATES OF AMERICA	)
)
Plaintiff,	)
)
v.	)	CRIMINAL NO.
)
ARTHROCARE CORPORATION,	)
)
Defendant.	)

DEFERRED PROSECUTION AGREEMENT

Defendant ArthroCare Corporation (the “Company”), by its undersigned representatives, pursuant to authority granted by the Company’s Board of Directors, and the United States Department of Justice, Criminal Division, Fraud Section (the “Department”), enter into this deferred prosecution agreement (the “Agreement”), the terms and conditions of which are as follows:

Criminal Information and Acceptance of Responsibility

1.                                      The Company acknowledges and agrees that the Department will file the attached one-count criminal Information in the United States District Court for the Western District of Texas charging the Company with a conspiracy to commit wire fraud and securities fraud, in violation of 18 U.S.C. § 1349. In so doing, the Company: (a) knowingly waives its right to indictment on this charge, as well as all rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of Criminal Procedure 48(b); and (b) knowingly waives for purposes of this Agreement, and any charges by the United States arising out of the conduct described in the attached Statement of Facts, any objection with respect to venue and consents to the filing of the Information, as provided under the terms of this Agreement, in the United States District Court for the Western District of Texas.

2.                                      The Company admits, accepts, and acknowledges that it is responsible under United States law for the acts of its officers, directors, employees, and agents as charged in the Information, and as set forth in the Statement of Facts attached hereto as Attachment A and incorporated by reference into this Agreement, and that the allegations described in the Information and the facts described in Attachment A are true and accurate. Should the Department pursue the prosecution that is deferred by this Agreement, the Company stipulates to the admissibility of the Statement of Facts in any proceeding, including any trial, guilty plea, or sentencing proceeding, and will not contradict anything in the Statement of Facts at any such proceeding. Neither this Agreement nor the criminal Information is a final adjudication of the matters addressed in such documents.

Term of the Agreement

3.                                      This Agreement is effective for a period beginning on the date on which the Information is filed and ending two (2) years from that date (the “Term”). The Company agrees, however, that, in the event that the Department determines, in its sole discretion, that the Company has knowingly violated any provision of this Agreement, an extension or extensions of the term of the Agreement may be imposed by the Department, in its sole discretion, for up to a total additional time period of one year and seven (7) days, without prejudice to the Department’s right to proceed as provided in Paragraphs 14-18 below. Any extension of the Agreement extends all terms of this Agreement, including the terms of the reporting requirement in Attachment D, for an equivalent period. Conversely, in the event the Department finds, in its sole discretion, that there exists a change in circumstances sufficient to eliminate the need for the reporting requirement in Attachment D, and that the other provisions of this Agreement have been satisfied, the Term of the Agreement may be terminated early.

Relevant Considerations

4.                                      The Department enters into this Agreement based on the individual facts and circumstances presented by this case and the Company. Among the factors considered were the following: (a) following discovery of the possible violations of federal law, the Company initiated an internal investigation and voluntarily disclosed to the Department the misconduct described in the Information and Statement of Facts; (b) the Company’s cooperation has been extraordinary, including conducting an extensive internal investigation, voluntarily making U.S. and foreign employees available for interviews, and collecting, analyzing, and organizing voluminous evidence and information for the Department; (c) the Company has engaged in extensive remediation, including by restating its financial statements, by reconfiguring its entire corporate and reporting structures, by terminating employment of officers and employees responsible for the violations, by paying restitution in the form of a settlement of the civil class action lawsuit relating to the securities and wire fraud violations, and by enhancing its internal accounting, reporting, and health care compliance functions; (d) the Company has committed to continue to enhance its compliance program and internal controls, including ensuring that its compliance program satisfies the minimum elements set forth in Attachment C to this Agreement; and (e) the Company has agreed to continue to cooperate with the Department in any ongoing investigation of the conduct of the Company and its officers, directors, employees, agents, and consultants relating to the securities and wire fraud violations as provided in Paragraph 5 below.

5.                                      The Company shall continue to cooperate fully with the Department in any and all matters relating to the conduct described in this Agreement and Attachment A, subject to applicable law and regulations, until the date upon which all investigations and prosecutions arising out of such conduct are concluded, whether or not those investigations and prosecutions are concluded within the term specified in paragraph 3. At the request of the Department, the Company shall also cooperate fully with other law enforcement and regulatory authorities and agencies in any investigation of the Company, or any of its present or former officers, directors, employees, agents, and consultants, or any other party, in any and all matters relating to this Agreement and Attachment A. The Company agrees that its cooperation pursuant to this paragraph shall include, but not be limited to, the following:

a.                                      The Company shall truthfully disclose all factual information not protected by a valid claim of attorney-client privilege or work product doctrine with respect to its activities, and those of its present or former directors, officers, employees, agents, and consultants concerning all matters relating to the conduct described in this Agreement and Attachment A, including any evidence or allegations and internal or external investigations, about which the Company has any knowledge or about which the Department may inquire. This obligation of truthful disclosure includes the obligation of the Company to provide to the Department, upon request, any document, record or other tangible evidence relating to such conduct about which the Department may inquire of the Company.

b.                                      Upon request of the Department, with respect to any issue relevant to its investigation of the conduct described in this Agreement and Attachment A, the Company shall designate knowledgeable employees, agents or attorneys to provide to the Department the information and materials described in Paragraph 5(a) above on behalf of the Company. It is further understood that the Company must at all times provide complete, truthful, and accurate information.

c.                                       With respect to any issue relevant to the Department’s investigation of the conduct described in this Agreement and Attachment A, the Company shall use its best efforts to make available for interviews or testimony, as requested by the Department, present or former officers, directors, employees, agents and consultants of the Company. This obligation includes, but is not limited to, sworn testimony before a federal grand jury or in federal trials, as well as interviews with law enforcement and regulatory authorities. Cooperation under this Paragraph shall include identification of witnesses who, to the knowledge of the Company, may have material information regarding the matters under investigation.

6.                                      During the Term of the Agreement, should the Company discover any credible evidence or allegation of any violation of the federal securities fraud laws, or violations of federal laws relating to the Company’s relationships and transactions with health care providers, including the existence of internal or external investigations into such conduct, the Company shall promptly report such evidence or allegations to the Department. The term health care provider for purposes of this Agreement shall include any health care professional or an entity or company that provides health care items, benefits or services.

Payment of Monetary Penalty

7.                                      The Department and the Company agree that application of the United States Sentencing Guidelines (“USSG” or “Sentencing Guidelines”) to determine the applicable fine range yields the following analysis:

a.                                      The 2008 USSG are applicable to this matter.

b.                                      Offense Level.  Based upon USSG § 2B1.1, the total offense level is 44, calculated as follows:

(a)(2)	Base Offense Level	6

(b)(1)(M)	Loss (over $400 million)	+30

(b)(2)(C)	More than 250 victims	+6

(b)(l0)	Sophisticated means	+2

TOTAL		44

c.                                       Base Fine.  Based upon USSG § 8C2.4(a)(1), the base fine is $72,500,000.00 (the fine indicated in the Offense Level Fine Table)

d.                                      Culpability Score. Based upon USSG § 8C2.5, the culpability score is 4, calculated as follows:

(a)	Base Culpability Score	5

(b)(3)	the organization had 1000 or more employees and an individual within high-level personnel of the organization participated in, condoned, or was willfully ignorant of the offense	+4

(g)(1)

The organization, prior to imminent threat of disclosure or government investigation and within a reasonably prompt time after becoming aware of the offense, reported the offense to appropriate governmental authorities, fully cooperated in the investigation, and clearly demonstrated recognition and affirmative acceptance of responsibility for its criminal conduct

		- 5

TOTAL		4

Calculation of Fine Range:

Base Fine	$72,500,000

Multipliers	0.80 (min)/ 1.60 (max)

Fine Range	$58 million / $116 million

The Company agrees to pay a monetary penalty in the amount of $30 million, an approximately 48% percent reduction off the bottom of the fine range, to the United States Treasury within ten (10) days of the filing of the Information. The Company and the Department agree that this fine is appropriate given the facts and circumstances of this case, including: the nature and extent of Company’s voluntary disclosure, extraordinary cooperation, and extensive remediation in this matter. The $30 million penalty is final and shall not be refunded. Furthermore, nothing in this Agreement shall be deemed an agreement by the Department that $30 million is the maximum penalty that may be imposed in any future prosecution, and the Department is not precluded from arguing in any future prosecution that the Court should impose a higher fine, although the Department agrees that under those circumstances, it will recommend to the Court that any amount paid under this Agreement should be offset against any fine the Court imposes as part of a future judgment. The Company acknowledges that no United States tax deduction may be sought in connection with the payment of any part of this $30 million penalty.

Conditional Release from Liability

8.                                      Subject to Paragraphs 14-18, the Department agrees, except as provided herein, that it will not bring any criminal or civil case against the Company related to the conduct described in the Agreement and Attachment A or relating to information that the Company disclosed to the Department and the United States Securities & Exchange Commission prior to the date on which this Agreement was signed. The Department, however, may use any information related to the conduct described in the attached Statement of Facts against the Company: (a) in a prosecution for perjury or obstruction of justice; (b) in a prosecution for making a false statement; (c) in a prosecution or other proceeding relating to any crime of violence; or (d) in a prosecution or other proceeding relating to a violation of any provision of Title 26 of the United States Code.

a.                                      This Paragraph does not provide any protection against prosecution for any future conduct by the Company.

b.                                      In addition, this Paragraph does not provide any protection against prosecution of any present or former officer, director, employee, shareholder, agent, consultant, contractor, or subcontractor of the Company for any violations committed by them.

Corporate Compliance Program

9.                                      The Company represents that it has implemented and will continue to implement a compliance and ethics program designed to prevent and detect violations of the federal securities fraud laws and violations of federal laws relating to the Company’s relationships and transactions with health care providers throughout its operations, including those of its affiliates, agents, and joint ventures. Implementation of these policies and procedures shall not be construed in any future enforcement proceeding as providing immunity or amnesty for any crimes not disclosed to the Department as of the date of signing of this Agreement for which the Company would otherwise be responsible.

10.                               In order to address any deficiencies in its internal controls, policies, and procedures, the Company represents that it has undertaken, and will continue to undertake in the future, in a manner consistent with all of its obligations under this Agreement, a review of its existing internal controls, policies, and procedures regarding compliance with reporting requirements under the federal securities fraud laws and federal laws relating to the Company’s relationships and transactions with health care providers. If necessary and appropriate, the Company will adopt new or modify existing internal controls, policies, and procedures in order to ensure that the Company maintains: (a) a system of internal accounting controls designed to ensure the making and keeping of fair and accurate books, records, and accounts; and (b) a rigorous compliance code, standards, and procedures designed to detect and deter violations of federal laws relating to the Company’s relationships and transactions with health care providers.

Corporate Compliance Reporting

11.                               The Company agrees that it will report to the Department annually during the term of the Agreement regarding remediation and implementation of the compliance measures described in Attachment C. These reports will be prepared in accordance with Attachment D.

Deferred Prosecution

12.                               In consideration of: (a) the past and future cooperation of the Company described in Paragraphs 5 and 6 above; (b) the Company’s payment of a criminal penalty of $30 million; and (c) the Company’s implementation and maintenance of remedial measures as described in Paragraphs 9 and 10 above, the Department agrees that any prosecution of the Company for the conduct set forth in the attached Statement of Facts, and for the conduct that the Company disclosed to the Department prior to the signing of this Agreement, be and hereby is deferred for the Term of this Agreement.

13.                               The Department further agrees that if the Company fully complies with all of its obligations under this Agreement, the Department will not continue the criminal prosecution against the Company described in Paragraph 1 and, at the conclusion of the Term, this Agreement shall expire. Within thirty (30) days of the Agreement’s expiration, the Department shall seek dismissal of the criminal Information filed against the Company described in Paragraph 1.

Breach of the Agreement

14.                               If, during the Term of this Agreement, the Company (a) commits any felony under U.S. federal law subsequent to the signing of this Agreement, (b) provides in connection with this Agreement deliberately false, incomplete, or misleading information, (c) fails to cooperate as set forth in Paragraphs 5-6 of this Agreement; (d) fails to implement a compliance program as set forth in Paragraphs 9-10 of this Agreement and Attachment C; or (e) otherwise fails specifically to perform or to fulfill completely each and every one of the Company’s obligations under the Agreement, the Department shall determine, in its sole discretion, whether the Company has breached the Agreement. If the Department determines that the Company has breached the Agreement, the Company shall thereafter be subject to prosecution for any federal criminal violation of which the Department has knowledge, including but not limited to, the charges in the Information described in. Paragraph 1, which may be pursued by the Department in the U.S. District Court for the Western District of Texas or any other appropriate venue. Any such prosecution may be premised on information provided by the Company. Any such prosecution relating to the conduct described in the attached Statement of Facts or relating to conduct known to the Department prior to the date on which this Agreement was signed that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement may be commenced against the Company notwithstanding the expiration of the statute of limitations between the signing of this Agreement and the expiration of the Term plus one year. Thus, by signing this Agreement, the Company agrees that the statute of limitations with respect to any such prosecution that is not time-barred on the date of the signing of this Agreement shall be tolled for the Term plus one year.

15.                               In the event that the Department determines that the Company has breached this Agreement, the Department agrees to provide the Company with written notice of such breach prior to instituting any prosecution resulting from such breach. Within thirty (30) days of receipt of such notice, the Company shall have the opportunity to respond to the Department in writing to explain the nature and circumstances of such breach, as well as the actions the Company has taken to address and remediate the situation, which explanation the Department shall consider in determining whether to institute a prosecution.

16.                               In the event that the Department determines that the Company has breached this Agreement: (a) all statements made by or on behalf of the Company to the Department or to the Court, including the attached Statement of Facts, and any testimony given by the Company before a grand jury, a court, or any tribunal, or at any legislative hearings, whether prior or subsequent to this Agreement, and any leads derived from such statements or testimony, shall be admissible in evidence in any and all criminal proceedings brought by the Department against the Company; and (b) the Company shall not assert any claim under the United States Constitution, Rule 11(f) of the Federal Rules of Criminal Procedure, Rule 410 of the Federal Rules of Evidence, or any other federal rule that statements made by or on behalf of the Company prior or subsequent to this Agreement, or any leads derived therefrom, should be suppressed or are otherwise inadmissible. The decision whether conduct or statements of any current director or employee, or any person acting on behalf of, or at the direction of, the Company will be imputed to the Company for the purpose of determining whether the Company has violated any provision of this Agreement shall be in the sole discretion of the Department.

17.                               The Company acknowledges that the Department has made no representations, assurances, or promises concerning what sentence may be imposed by the Court if the Company breaches this Agreement and this matter proceeds to judgment. The Company further acknowledges that any such sentence is solely within the discretion of the Court and that nothing in this Agreement binds or restricts the Court in the exercise of such discretion.

18.                               No later than 90 days prior to the expiration of the period of deferred prosecution specified in this Agreement, the Company, by a representative officer, will certify to the Department that the Company has met its disclosure obligations pursuant to Paragraph 6 of this Agreement. Such certification will be deemed a material statement and representation by the Company to the executive branch of the United States for purposes of 18 U.S.C. § 1001, and it will be deemed to have been made in the judicial district in which this Agreement is filed.

Sale or Merger of Company

19.                               The Company agrees that in the event it sells, merges, or transfers all or substantially all of its business operations as they exist as of the date of this Agreement, whether such sale is structured as a sale, asset sale, merger, or transfer, it shall include in any contract for sale, merger, or transfer a provision binding the purchaser, or any successor in interest thereto, to the obligations described in this Agreement. As regards any such purchaser or successor in interest thereto, the terms of this Agreement shall not be construed to apply to that portion of such purchaser’s or successor in interest’s assets or operations that are unrelated to the Company.

Public Statements by Company

20.                               The Company expressly agrees that it shall not, through present or future attorneys, officers, directors, employees, agents or any other person authorized to speak for the Company make any public statement, in litigation or otherwise, contradicting the acceptance of responsibility by the Company set forth above or the facts described in the attached Statement of Facts. Any such contradictory statement shall, subject to cure rights of the Company described below, constitute a breach of this Agreement, and the Company thereafter shall be subject to prosecution as set forth in Paragraphs 14 through 16 of this Agreement. The decision whether any public statement by any such person contradicting a fact contained in the Statement of Facts will be imputed to the Company for the purpose of determining whether it has breached this Agreement shall be at the sole discretion of the Department. If the Department determines that a public statement by any such person contradicts in whole or in part a statement contained in the Statement of Facts, the Department shall so notify the Company, and the Company may avoid a breach of this Agreement by publicly repudiating such statement(s) within five (5) business days after notification. The Company shall be permitted to raise defenses and to assert affirmative claims in other proceedings relating to the matters set forth in the Statement of Facts provided that such defenses and claims do not contradict, in whole or in part, a statement contained in the Statement of Facts. This Paragraph does not apply to any statement made by any present or former officer, director, employee, or agent of the Company in the course of any criminal, regulatory, or civil case initiated against such individual, unless such individual is speaking on behalf of the Company. In no event shall this paragraph be construed as overriding the legal obligation of any present or future attorney, officer, director, employee or agent of the Company to tell the truth under oath at any trial or during any other court proceeding.

21.                               The Company agrees that if it, or any of its direct or indirect subsidiaries or affiliates issues a press release or holds any press conference in connection with this Agreement, the Company shall first consult the Department to determine (a) whether the text of the release or proposed statements at the press conference are true and accurate with respect to matters between the Department and the Company; and (b) whether the Department has any objection to the release.

22.                               The Department agrees, if requested to do so, to bring to the attention of governmental and other debarment authorities the facts and circumstances relating to the nature of the conduct underlying this Agreement, including the nature and quality of the Company’s cooperation and remediation. By agreeing to provide this information to debarment authorities, the Department is not agreeing to advocate on behalf of the Company, but rather is agreeing to provide facts to be evaluated independently by the debarment authorities.

Limitations on Binding Effect of Agreement

23.                               This Agreement is binding on the Company and the Department but specifically does not bind any other federal agencies, or any state, local or foreign law enforcement or regulatory agencies, or any other authorities, although the Department will bring the cooperation of the Company and its compliance with its other obligations under this Agreement to the attention of such agencies and authorities if requested to do so by the Company.

Notice

24.                               Any notice to the Department under this Agreement shall be given by personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, addressed to Benjamin D. Singer, Deputy Chief, Fraud Section, Criminal Division, U.S. Department of Justice, 1400 New York Avenue N.W., Washington, D.C. 20005. Any notice to the Company under this Agreement shall be given by personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, addressed to David Fitzgerald, President & Chief Executive Officer, ArthroCare Corporation, 7000 W. William Cannon Drive, Building 1, Austin, Texas 78735. Notice shall be effective upon actual receipt by the Department or the Company.

Complete Agreement

25.                               This Agreement sets forth all the terms of the agreement between the Company and the Department. No amendments, modifications or additions to this Agreement shall be valid unless they are in writing and signed by the Department, the attorneys for the Company and a duly authorized representative of the Company.

AGREED:

FOR ARTHROCARE CORPORATION:

Date:	12/30/13	By:	/s/ David Fitzgerald
David Fitzgerald, President & CEO
ArthroCare Corporation

Date:	12/30/13	By:	/s/ R. Jeffrey Layne
R. Jeffrey Layne
Benjamin I. Koplin
Norton Rose Fulbright
Counsel for ArthroCare Corporation

Date:	12/30/13	By:	/s/ Richard S. Glaser, Jr.
Richard S. Glaser, Jr.
Parker Poe Adams & Bernstein LLP
Counsel for ArthroCare Corporation

Date:	12/30/13	By:	/s/ John E. Kelly
John E. Kelly
Bass Berry & Sims PLC
Counsel for ArthroCare Corporation

FOR THE DEPARTMENT OF JUSTICE:
JEFFREY H. KNOX
Chief, Fraud Section
Criminal Division
United States Department of Justice

Date:	12/30/13	By:	/s/ Benjamin D. Singer
Benjamin D. Singer
Deputy Chief

COMPANY OFFICER’S CERTIFICATE

I have read this Agreement and carefully reviewed every part of it with outside counsel for ArthroCare Corporation (the “Company”). I understand the terms of this Agreement and voluntarily agree, on behalf of the Company, to each of its terms. Before signing this Agreement, I consulted outside counsel for the Company. Counsel fully advised me of the rights of the Company, of possible defenses, of the Sentencing Guidelines’ provisions, and of the consequences of entering into this Agreement.

I have carefully reviewed the terms of this Agreement with the Board of Directors of the Company. I have advised and caused outside counsel for the Company to advise the Board of Directors fully of the rights of the Company, of possible defenses, of the Sentencing Guidelines’ provisions, and of the consequences of entering into the Agreement.

No promises or inducements have been made other than those contained in this Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Agreement on behalf of the Company, in any way to enter into this Agreement. I am also satisfied with outside counsel’s representation in this matter. I certify that I am the President and Chief Executive Officer for the Company and that I have been duly authorized by the Company to execute this Agreement on behalf of the Company.

Date: December 31, 2013

ARTHROCARE CORPORATION

	By:	/s/ David Fitzgerald
David Fitzgerald
President & Chief Executive Officer

CERTIFICATE OF COUNSEL

I am counsel for ArthroCare Corporation (the “Company”) in the matter covered by this Agreement. In connection with such representation, I have examined relevant Company documents and have discussed the terms of this Agreement with the Company Board of Directors. Based on our review of the foregoing materials and discussions, I am of the opinion that the representative of the Company has been duly authorized to enter into this Agreement on behalf of the Company and that this Agreement has been duly and validly authorized, executed, and delivered on behalf of the Company and is a valid and binding obligation of the Company. Further, I have carefully reviewed the terms of this Agreement with the Board of Directors and the President and Chief Executive Officer of the Company. I have fully advised them of the rights of the Company, of possible defenses, of the Sentencing Guidelines’ provisions and of the consequences of entering into this Agreement. To my knowledge, the decision of the Company to enter into this Agreement, based on the authorization of the Board of Directors, is an informed and voluntary one.

Date: December 31, 2013

	By:	/s/ R. Jeffrey Layne
R. Jeffrey Layne
Norton Rose Fulbright
Counsel for ArthroCare Corporation

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF TEXAS

AUSTIN DIVISION

UNITED STATES OF AMERICA,	)	CRIMINAL NO.
)
Plaintiff,	)
	)	INFORMATION
)
v.	)
)
ARTHROCARE CORPORATION,	)	[Violation: 18 U.S.C. § 1349- Conspiracy to
	)	Commit Wire and Securities Fraud]
Defendant.	)

INFORMATION

THE UNITED STATES CHARGES:

General Allegations

At all relevant times to this Information:

Relevant Individuals and Entities

I.                                           The Defendant, ArthroCare Corporation (“ArthroCare”), was a Delaware corporation headquartered in Austin, Texas.

2.                                         Among other products, ArthroCare sold medical devices that used its patented technology, called Coblation, to physicians and surgery centers. Coblation technology was designed to be used by physicians in surgical procedures to remove soft tissue in a way that was minimally invasive.

3.                                         ArthroCare sold medical devices directly to physicians, surgery centers, and other end-users through its sales representatives and sales agents. In addition, ArthroCare sold medical devices to distributors, who would then resell ArthroCare’s products to physicians, surgery centers, and other end-users.

4.                                         ArthroCare’s stock was traded publicly on NASDAQ, a national securities exchange, and its stock was registered with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 12(b) of the Securities Exchange Act of 1934.

5.                                         DiscoCare, Inc. (“DiscoCare”) was a privately owned Delaware corporation, which was incorporated in 2005. DiscoCare was located at 2047 Palm Beach Lakes, Suite 200, West Palm Beach, Florida. ArthroCare was DiscoCare’s only supplier. At various times, DiscoCare was ArthroCare’s largest single distributor of medical devices. On December 31, 2007, ArthroCare acquired DiscoCare.

6.                                         Distributor I was a privately owned Oklahoma corporation, which was incorporated in 1988. Distributor 1 acted as a sales agent and then as a distributor of ArthroCare’s medical devices.

7.                                         Distributor 2 was a privately owned California corporation, which was incorporated in 1982. Distributor 2 acted as a distributor of ArthroCare’s medical devices.

8.                                         Distributor 3 was a privately owned Pennsylvania corporation, which was incorporated in 1981. Distributor 3 acted as a sales agent and then as a distributor of ArthroCare’s medical devices.

9.                                         Distributor 4 was a privately owned Australian limited liability company. Distributor 4 acted as a distributor of ArthroCare medical devices until August 2006, when ArthroCare acquired Distributor 4.

10.                                   From 1997 until February 2009, Michael Baker was employed by ArthroCare. For the entire time period of his employment, Baker was the Chief Executive Officer of

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ArthroCare. Baker also served as a Director on ArthroCare’s Board of Directors. All employees of ArthroCare ultimately reported to Baker.

11.                                  From 2004 until December 2008, Michael Gluk was employed by ArthroCare. From 2004 until approximately May 2006, Gluk was Vice President of Finance and Administration. From approximately May 2006 until December 2008, Gluk was the Chief Financial Officer of ArthroCare. As Chief Financial Officer, all finance and accounting staff at ArthroCare reported to Gluk.

12.                                  From 1997 until December 2008, John Raffle was employed by ArthroCare. From approximately June 2001 until approximately May 2006, Raffle was Vice President of Corporate Development and Legal Affairs. From approximately May 2006 until December 2008, Raffle was the Senior Vice President of Strategic Business Units. As Senior Vice President of Strategic Business Units, all marketing and sales staff at ArthroCare reported to Raffle.

13.                                   From 2001 until December 2008, David Applegate was employed by ArthroCare. In approximately February 2004, Applegate became the Vice President in charge of ArthroCare’s Spine division. As the Vice President in charge of the Spine division, all marketing staff in the Spine division reported to Applegate. In 2006, all sales staff in the Spine division also began reporting to Applegate. In April2008, Applegate was promoted to Senior Vice President.

The Federal Securities Laws and SEC Rules and Regulations

14.                                    The SEC was an independent agency of the United States government that was charged by law with preserving honest and efficient markets in securities. The federal securities laws, regulations, and rules were designed to ensure that the financial information of publicly

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traded companies was accurately recorded and disclosed to the investing public. As a publicly traded company, ArthroCare and its directors, officers, and employees were required to comply with the federal securities laws, regulations, and rules. Under the federal securities laws and regulations, ArthroCare was required, among other things, to file with the SEC annual reports (known as SEC Forms 10-K), quarterly reports (known as SEC Forms 10-Q), and other periodic reports that included accurate and reliable financial statements.

The Scheme to Defraud

A.                                   Overview of the Scheme

15.                                  From at least December 2005 through in or about December 2008, Baker, Gluk, Raffle, Applegate, and others, known and unknown, devised, intended to devise, and executed a scheme to defraud ArthroCare’s shareholders and members of the investing public by: (a) inflating falsely ArthroCare’s revenue by tens of millions of dollars; (b) concealing the nature and financial significance of ArthroCare’s relationship with DiscoCare and other distributors; and (c) using a series of sham transactions to manipulate ArthroCare’s revenue and earnings as reported to investors.

B.                                   Purpose ofthe Scheme

16.                                   The purpose of the scheme was to: (a) conceal from ArthroCare’s shareholders, the investing public, and ArthroCare’s external auditors the true nature of the purported sales to ArthroCare’s distributors; (b) make materially false and fraudulent representations to ArthroCare’s shareholders and the investing public about ArthroCare’s financial condition in order to maintain and increase the market price of ArthroCare’s stock; and (c) enrich Baker,

4

Gluk, Raffle, and others through the continued receipt of compensation and the appreciation of their own ArthroCare stock and stock options,

17.                                   Baker, Gluk, Raffle, Applegate, and others inflated falsely ArthroCare’s sales and revenue through a series of end-of-quarter transactions involving ArthroCare’s distributors, including DiscoCare and Distributors 1 through 4. After Baker, Gluk, Raffle, Applegate, and others determined the type and amount of product to be shipped to distributors based on ArthroCare’s need to meet sales forecasts, rather than the distributors’ need for the products, Baker, Gluk, Raffle, Applegate, and others caused ArthroCare to ship millions of dollars worth of ArthroCare’s medical devices to its distributors at the end of quarters. ArthroCare would then report these shipments as sales in its quarterly and annual filings at the time of the shipment, enabling the company to meet or exceed internal and external earnings forecasts.

18.                                   However, as Baker, Gluk, Raffle, and Applegate knew, ArthroCare’s distributors agreed to accept shipment of millions of dollars of excess inventory because ArthroCare had agreed to: (a) provide the distributors extended payment terms; (b) pay the distributors substantial, upfront cash commissions; (c) allow the distributors to return the product; and (d) in some cases, acquire the distributor and the excess inventory so that the distributor would not have to ultimately pay ArthroCare for the products at all.

19.                                   Baker, Gluk, Raffle, and Applegate caused ArthroCare to inflate falsely its revenue by tens of millions of dollars, as ArthroCare was prohibited from counting such shipments as sales under the accounting rules governing revenue recognition and also under ArthroCare’s internal revenue recognition policy. In addition, ArthroCare failed to disclose the conditions related to the shipment of the product in its quarterly and annual filings, and instead claimed in its filings that that it was following the revenue recognition rules. In essence, Baker,

5

Gluk, Raffle, and Applegate caused ArthroCare to park tens of millions of dollars of its inventory with its distributors, while causing ArthroCare to inform investors that it had actually sold the product.

20.                                Baker, Gluk, Raffle, and others also concealed the nature and extent of ArthroCare’s relationship with DiscoCare and other distributors. With respect to DiscoCare, Baker, Gluk, Raffle, Applegate, and others arranged to have ArthroCare purchase DiscoCare on December 3 I, 2007 to conceal from investors the nature and financial significance of ArthroCare’s relationship with DiscoCare, including that: (a) DiscoCare was, by far, ArthroCare’s largest single source of revenue from December 2005 through December 2007, and that ArthroCare reported over $37 million in revenue in its publicly filed financial statements based on purported sales to DiscoCare; (b) DiscoCare accounted for ahnost all of the growth in ArthroCare’s Spine division during that time period; (c) DiscoCare accounted for almost all of the growth in ArthroCare’s Sports division in the Third and Fourth Quarters of2007; (d) DiscoCare’s receivable to ArthroCare (the amount that DiscoCare owed to ArthroCare) was, by far, the largest of any ArthroCare customer, and that by December 2007, DiscoCare owed ArthroCare over $26 million; (e) ArthroCare billed DiscoCare nearly four times as much for medical devices as compared to what ArthroCare billed its other customers; and (f) the vast majority ofDiscoCare’s business was contingent on obtaining payment for the medical devices it purchased from ArthroCare through the settlement of personal injury cases.

21.                                  Baker, Gluk, Raffle, Applegate, and others also manipulated ArthroCare’s revenue and earnings reported to investors through a series of sham transactions. When Baker, Gluk, Raffle, Applegate, and others learned, after the end of a reporting period, that ArthroCare’s revenues or earnings were less than a desired amount, they caused ArthroCare to manipulate

6

revenue or earnings through sham transactions designed to increase revenue or earnings. When Baker, Gluk, Raffle, Applegate, and others learned, after the end of a reporting period, that ArthroCare’s revenues exceeded a desired amount, they caused ArthroCare to enter into sham transactions that lowered revenue.

C.                                   False Inflation of ArthroCare’s Earnings

22.                                   Shareholders of ArthroCare stock, stock market analysts, and members of the investing public tracked ArthroCare’s earnings per share or “EPS.” EPS was considered a key determinant of a company’s share price because it reflected a company’s profitability. ArthroCare reported its EPS each quarter in Forms 10-Q, and each year in Forms 10-K, which were filed with the SEC.

23.                                  Between in or about 2005 through in or about July 2008, ArthroCare executives communicated to the shareholders of ArthroCare stock, stock market analysts, and members of the investing public that ArthroCare would grow revenue and EPS by at least twenty percent each year.

24.                                  Based in part on these communications from ArthroCare executives, and prior to ArthroCare’s financial reporting for each quarter and for each year, stock market analysts issued forecasts for the company’s EPS. The average of the analysts’ predictions about ArthroCare’s EPS was referred to as the “consensus EPS.”

25.                                  Baker, Gluk, Raffle, and other senior executives at ArthroCare closely tracked the consensus EPS for each quarter and each year.

26.                                   For each financial reporting period from December 2005 through December 2007, ArthroCare purportedly met or exceeded the stock market analysts’ consensus EPS.

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27.                                  As described in Paragraphs 15 through 21 above, Baker, Gluk, Raffle, Applegate, and others directed the end-of-quarter shipments to ArthroCare’s distributors and engaged in other sham transactions in order to overcome quarterly revenue shortfalls and to meet the consensus EPS. Baker, Gluk, Raffle, Applegate, and others concealed the true nature of the purported sales on the end-of-quarter shipments from ArthroCare’s external auditors so that ArthroCare could recognize as revenue the purported sales in ArthroCare’s publicly filed financial statements and so that ArthroCare would meet the consensus EPS.

D.                                   The Victims

28.                                  Between December 2005 and December 2008, ArthroCare’s shareholders held more than 25 million shares of ArthroCare stock.

29.                                   On July 21, 2008, ArthroCare announced publicly that it would be restating its previously reported financial results from the Third Quarter 2006 through the First Quarter 2008. That day, the price of ArthroCare shares dropped from approximately $40.03 to approximately $23.21 per share. On December 19, 2008, ArthroCare announced publicly that it had identified accounting errors and possible irregularities in its revenue recognition practices going back to 2005. That day, the price of ArthroCare shares dropped from approximately $16.23 to approximately $5.92 per share.

30.                                   The scheme to defraud caused a loss to shareholder victims of ArthroCare of over $400 million.

8

THE CHARGES

COUNT ONE

Conspiracy to Commit Wire and Securities Fraud

(18 u.s.c. § 1349)

31.                                  Paragraphs 1 through 30 of this Information are realleged and incorporated by reference as though fully set forth herein.

32.                                  Between approximately December 2005, the exact date being unknown to the Grand Jury, through at least December 2008, in the Western District of Texas and elsewhere, the defendant ARTHROCARE CORPORATION did knowingly and willfully conspire and agree with others to commit certain offenses against the United States, namely:

a.             wire fraud, that is, to knowingly and with intent to defraud, devise and intend to devise a scheme and artifice to defraud, and to obtain money and property by means of materially false and fraudulent pretenses, representations, and promises, knowing that they were false and fraudulent when made, and transmitting and causing certain wire communications to be transmitted in interstate and foreign commerce, for the purpose of executing the scheme and artifice, in violation of Title 18, United States Code, Section 1343; and

b.             securities fraud, that is, to knowingly and intentionally execute a scheme and artifice (i) to defraud any person in connection with any security of ArthroCare, an issuer with a class of securities registered under § 12 of the Securities Exchange Act of 1934 (Title 15, United States Code,§ 781), and (ii) to obtain, by means of materially false and fraudulent pretenses, representations, and promises, any money and property in connection with the purchase and sale of any security of ArthroCare, an issuer with a class of

9

securities registered under § 12 of the Securities Exchange Act of 1934 (Title 15, United States Code,§ 781), in violation of Title 18, United States Code, Section 1348.

Purpose of the Conspiracy

33.                                   The United States realleges and incorporates by reference Paragraph 16 of this Information as a description of the purpose of the conspiracy.

Manner and Means

34.                                   The United States realleges and incorporates by reference Paragraphs 16 through 27 of this Information as a description of the manner and means of the conspiracy.

All in violation of Title 18, United States Code, Section 1349.

JEFFREY H. KNOX
Chief Fraud Section, Criminal Division
U.S. Department of Justice

By:	/s/ Benjamin D. Singer
Benjamin D. Singer
Deputy Chief
Fraud Section, Criminal Division
U.S. Department of Justice

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ATTACHMENT A

STATEMENT OF FACTS

I.                                The following Statement of Facts is incorporated by reference as part of the Deferred Prosecution Agreement (the “Agreement”) between the United States Department of Justice, Criminal Division, Fraud Section (the “Department”)  and ArthroCare Corporation (“ArthroCare”). ArthroCare hereby agrees and stipulates that the following information is true and accurate.  ArthroCare admits, accepts, and acknowledges that it is responsible for the acts of its officers, directors, employees, and agents as set forth below.  Should the Department pursue the prosecution that is deferred by this Agreement, ArthroCare agrees that it will neither contest the admissibility of, nor contradict, this Statement of Facts in any such proceeding.  If this matter were to proceed to trial, the Department would prove beyond a reasonable doubt, by admissible evidence, the facts alleged below and set forth in the criminal Information attached to this Agreement.  This evidence would establish the following:

2.                              From between in or about December 2005 and continuing through in or about December 2008, in the Western District of Texas and elsewhere, the Defendant

ARTHROCARE  CORPORATION

did knowingly and willfully conspire and agree with Michael Baker, Michael Gluk, John Raffle, David Applegate and others to commit certain offenses against the United States, namely:

a.                       wire fraud, that is, to knowingly and with intent to defraud, devise and intend to devise a scheme and artifice to defraud, and to obtain money and property by means of materially false and fraudulent pretenses, representations,  and promises, knowing that they were false and fraudulent when made, and transmitting and causing certain wire communications  to be transmitted in interstate and foreign commerce, for the purpose of executing the scheme and artifice, in violation of Title 18, United States Code, Section 1343; and

b.                        securities fraud, that is, to knowingly and intentionally execute a scheme and artifice (i) to defraud any person in connection with any security of ArthroCare, an issuer with a class of securities registered under § 12 of the Securities Exchange Act of 1934 (Title 15, United States Code,§ 781), and (ii) to obtain, by means of materially false and fraudulent pretenses, representations,  and promises, any money and property in connection with the purchase and sale of any security of ArthroCare, an issuer with a class of securities registered under § 12 of the Securities Exchange Act of 1934 (Title 15, United States Code,§ 781),  in violation of Title 18, United States Code, Section 1348.

Relevant Individuals and Entities

3.                           ArthroCare Corporation (“ArthroCare”) was a Delaware corporation headquartered in Austin, Texas.

4.                           Among other products, ArthroCare sold medical devices that used its patented technology, called Coblation, to physicians and surgery centers.  Coblation technology was designed to be used by physicians in surgical procedures to remove soft tissue in a way that was minimally invasive.

5.                               ArthroCare sold medical devices directly to physicians, surgery centers, and other end-users through its sales representatives and sales agents. In addition, ArthroCare sold medical devices to distributors, who would then resell ArthroCare’s products to physicians, surgery centers, and other end-users.

6.                                 ArthroCare’s stock was traded publicly on NASDAQ,  a national securities exchange, and its stock was registered with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 12(b) of the Securities Exchange Act of 1934.

7.                                DiscoCare, Inc. (“DiscoCare”)  was a privately owned Delaware corporation, which was incorporated in 2005.  DiscoCare was located at 2047 Palm Beach Lakes, Suite 200, West Pahn Beach, Florida.  ArthroCare was DiscoCare’s only supplier.  At various times, DiscoCare was ArthroCare’s largest single distributor of medical devices.  On December 31, 2007, ArthroCare acquired DiscoCare.

8.                               Distributor 1 was a privately owned Oklahoma corporation, which was incorporated in 1988.  Distributor 1 acted as a sales agent and then as a distributor of ArthroCare’s medical devices.

9.                               Distributor 2 was a privately owned California corporation,  which was incorporated in 1982.  Distributor 2 acted as a distributor of ArthroCare’s medical devices.

10.                       Distributor 3 was a privately owned Pennsylvania corporation, which was incorporated in 1981.  Distributor 3 acted as a sales agent and then as a distributor of ArthroCare’s medical devices.

11.                      Distributor 4 was a privately owned Australian limited liability company. Distributor 4 acted as a distributor of ArthroCare medical devices until August 2006, when ArthroCare acquired Distributor 4.

12.                        From 1997 until February 2009, Michael Baker was employed by ArthroCare. For the entire time period of his employment, Baker was the Chief Executive Officer of ArthroCare. Baker also served as a Director on ArthroCare’s Board of Directors. All employees of ArthroCare ultimately reported to Baker.

13.                        From 2004 until December 2008, Michael Gluk was employed by ArthroCare. From 2004 until approximately May 2006, Gluk was Vice President of Finance and Administration. From approximately May 2006 until December 2008, Gluk was the Chief Financial Officer of ArthroCare. As Chief Financial Officer, all finance and accounting staff at ArthroCare reported to Gluk.

14.                        From 1997 until December 2008, John Raffle was employed by ArthroCare. From approximately June 2001 until approximately May 2006, Raffle was Vice President of Corporate Development and Legal Affairs. From approximately May 2006 until December 2008, Raffle was the Senior Vice President of Strategic Business Units. As Senior Vice President of Strategic Business Units, all marketing and sales staff at ArthroCare reported to Raffle.

15.                        From 2001 until December 2008, David Applegate was employed by ArthroCare. In approximately February 2004, Applegate became the Vice President in charge of ArthroCare’s Spine division. As the Vice President in charge of the Spine division, all marketing staff in the Spine division reported to Applegate. In 2006, all sales staff in the Spine division also began reporting to Applegate. In April 2008, Applegate was promoted to Senior Vice President.

The Federal Securities Laws and SEC Rules and Regulations

16.                        The SEC was an independent agency of the United States government that was charged by law with preserving honest and efficient markets in securities.  The federal securities laws, regulations, and rules were designed to ensure that the fmancial information of publicly traded companies was accurately recorded and disclosed to the investing public.  As a publicly traded company, ArthroCare and its directors, officers, and employees were required to comply with the federal securities laws, regulations, and rules.  Under the federal securities laws and regulations, ArthroCare was required, among other things, to file with the SEC annual reports (kuown as SEC Forms 10-K), quarterly reports (kuown as SEC Forms 10-Q), and other periodic reports that included accurate and reliable financial statements.

The Scheme to Defraud

A.                                    Overview of the Scheme

17.                       From at least December 2005 through in or about December 2008, Baker, Gluk, Raffle, Applegate, and others, kuown and unkuown, devised, intended to devise, and executed a scheme to defraud ArthroCare’s shareholders and members of the investing public by:  (a) inflating falsely ArthroCare’s revenue by tens of millions of dollars; (b) concealing the nature and financial significance of ArthroCare’s relationship with DiscoCare and other distributors; and (c) using a series of sham transactions to manipulate ArthroCare’s revenue and earnings as reported to investors.

B.                                    Purpose of the Scheme

18.                       The purpose of the scheme was to:  (a) conceal from ArthroCare’s shareholders, the investing public, and ArthroCare’s external auditors the true nature of the purported sales to ArthroCare’s distributors; (b) make materially false and fraudulent representations to ArthroCare’s shareholders and the investing public about ArthroCare’s financial condition in order to maintain and increase the market price of ArthroCare’s stock; and (c) enrich Baker, Gluk, Raffle, and others through the continued receipt of compensation and the appreciation of their own ArthroCare stock and stock options.

19.                       Baker, Gluk, Raffle, Applegate, and others inflated falsely ArthroCare’s sales and revenue through a series of end-of-quarter transactions involving ArthroCare’s distributors, including DiscoCare and Distributors 1 through 4.  After Baker, Gluk, Raffle, Applegate, and others determined the type and amount of product to be shipped to distributors based on ArthroCare’s need to meet sales forecasts, rather than the distributors’  need for the products, Baker, Gluk, Raffle, Applegate, and others caused ArthroCare to ship millions of dollars worth of ArthroCare’s medical devices to its distributors at the end of quarters.  ArthroCare would then report these shipments as sales in its quarterly and annual filings at the time of the shipment, enabling the company to meet or exceed internal and external earnings forecasts.

20.                        However, as Baker, Gluk, Raffle, and Applegate knew, ArthroCare’s distributors agreed to accept shipment of millions of dollars of excess inventory because ArthroCare had agreed to:  (a) provide the distributors extended payment terms; (b) pay the distributors substantial, upfront cash commissions; (c) allow the distributors to return the product; and (d) in some cases, acquire the distributor and the excess inventory so that the distributor would not have to ultimately pay ArthroCare for the products at all.

21.                          Baker, Gluk, Raffle, and Applegate caused ArthroCare to inflate falsely its revenue by tens of millions of dollars, as ArthroCare was prohibited from counting such shipments as sales under the accounting rules governing revenue recognition and also under ArthroCare’s internal revenue recognition policy.  In addition, ArthroCare failed to disclose the conditions related to the shipment of the product in its quarterly and annual filings, and instead claimed in its filings that it was following the revenue recognition rules.  In essence, Baker, Gluk, Raffle, and Applegate caused ArthroCare to park tens of millions of dollars of its inventory with its distributors, while causing ArthroCare to inform investors that it had actually sold the product.

22.                         Baker, Gluk, Raffle, and others also concealed the nature and extent of ArthroCare’s relationship with DiscoCare and other distributors.  With respect to DiscoCare, Baker, Gluk, Raffle, Applegate, and others arranged to have ArthroCare purchase DiscoCare on December 31,2007 to conceal from investors the nature and financial significance of ArthroCare’s relationship with DiscoCare, including that:  (a) DiscoCare was, by far, ArthroCare’s largest single source of revenue from December 2005 through December 2007, and that ArthroCare reported over $37 million in revenue in its publicly filed financial statements based on purported sales to DiscoCare; (b) DiscoCare accounted for almost all of the growth in ArthroCare’s Spine division during that time period; (c) DiscoCare accounted for almost all of the growth in ArthroCare’s Sports division in the Third and Fourth Quarters of2007; (d) DiscoCare’s receivable to ArthroCare (the amount that DiscoCare owed to ArthroCare) was, by far, the largest of any ArthroCare customer, and that by December 2007, DiscoCare owed ArthroCare over $26 million; (e) ArthroCare billed DiscoCare nearly four times as much for medical devices as compared to what ArthroCare billed its other customers; and (f) the vast majority ofDiscoCare’s business was contingent on obtaining payment for the medical devices it purchased from ArthroCare through the settlement of personal injury cases.

23.                         Baker, Gluk, Raffle, Applegate, and others also manipulated ArthroCare’s revenue and earnings reported to investors through a series of sham transactions.  When Baker, Gluk, Raffle, Applegate, and others learned, after the end of a reporting period, that ArthroCare’s revenues or earnings were less than a desired amount, they caused ArthroCare to manipulate revenue or earnings through sham transactions designed to increase revenue or earnings.  When Baker, Gluk, Raffle, Applegate, and others learned, after the end of a reporting period, that ArthroCare’s revenues exceeded a desired amount, they caused ArthroCare to enter into sham transactions that lowered revenue.

C.                                    False Inflation of ArthroCare’s Earnings

24.                         Shareholders of ArthroCare stock, stock market analysts, and members of the investing public tracked ArthroCare’s earnings per share or “EPS.”  EPS was considered a key determinant of a company’s  share price because it reflected a company’s profitability. ArthroCare reported its EPS each quarter in Forms 10-Q, and each year in Forms 10-K, which were filed with the SEC.

25.                        Between in or about 2005 through in or about July 2008, ArthroCare executives communicated  to the shareholders of ArthroCare stock, stock market analysts, and members of the investing public that ArthroCare would grow revenue and EPS by at least twenty percent each year.

26.                         Based in part on these conununications from ArthroCare executives, and prior to ArthroCare’s financial reporting for each quarter and for each year, stock market analysts issued forecasts for the company’s EPS.  The average of the analysts’ predictions about ArthroCare’s EPS was referred to as the “consensus EPS.”

27.                         Baker, Gluk, Raffle, and other senior executives at ArthroCare closely tracked the consensus EPS for each quarter and each year.

28.                         For each financial reporting period from December 2005 through December 2007, ArthroCare purportedly met or exceeded the stock market analysts’  consensus EPS.

29.                         As described in Paragraphs 17 through 23 above, Baker, Gluk, Raffle, Applegate, and others directed the end-of-quarter shipments to ArthroCare’s distributors and engaged in other sham transactions in order to overcome quarterly revenue shortfalls and to meet the consensus EPS.  Baker, Gluk, Raffle, Applegate, and others concealed the true nature of the purported sales on the end-of-quarter shipments from ArthroCare’s external auditors so that ArthroCare could recognize as revenue the purported sales in ArthroCare’s publicly filed financial statements and so that ArthroCare would meet the consensus EPS.

D.                                    The Victims

30.                        Between December 2005 and December 2008, ArthroCare’s shareholders held more than 25 million shares of ArthroCare stock.

31.                         On July 21,2008, ArthroCare announced publicly that it would be restating its previously reported fmancial results from the Third Quarter 2006 through the First Quarter 2008. That day, the price of ArthroCare shares dropped from approximately $40.03 to approximately $23.21 per share. On December 19, 2008, ArthroCare announced publicly that it had identified accounting errors and possible irregularities in its revenue recognition practices going back to 2005.  That day, the price of ArthroCare shares dropped from approximately $16.23 to approximately $5.92 per share.

32.                         The scheme to defraud caused a loss to shareholder victims of ArthroCare of over $400 million.

ATTACHMENT B

CERTIFICATE OF CORPORATE RESOLUTIONS

WHEREAS, ArthroCare Corporation (the “Company”) has been engaged in discussions with the United States Department of Justice, Criminal Division, Fraud Section (the “Department”) regarding issues arising in relation to  senior executives of ArthroCare Corporation misleading investors and the general public regarding the financial condition and results of the Company; and

WHEREAS, in order to resolve such discussions, it is proposed that the Company enter into a certain agreement with the Department; and

WHEREAS, the Company’s President and Chief Executive Officer, David Fitzgerald, together with outside counsel for the Company, have advised the Board of Directors of the Company of its rights, possible defenses, the Sentencing Guidelines’ provisions, and the consequences of entering into such agreement with the Department;

Therefore, the Board of Directors has RESOLVED that:

I.             The Company (a) acknowledges the filing of the one-count Information charging the Company with a violation of Title 18, United States Code, Sections 1349; (b) waives indictment on such charges and enters into a deferred prosecution agreement with the Department; and (c) agrees to accept monetary criminal penalties against Company totaling $30 million, and to pay a total of $30 million to the United States Treasury with respect to the conduct described in the Information;

2.             The Company accepts the terms and conditions of this Agreement, including, but not limited to, (a) a knowing waiver of its rights to a speedy trial pursuant to the Sixth

Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of Criminal Procedure 48(b); and (b) a knowing waiver for purposes of this Agreement and any charges by the United States arising out of the conduct described in the attached Statement of Facts, any objection with respect to venue, and consents to the filing of the Information, as provided under the terms of this Agreement, in the United States District Court for the Western District of Texas; and (c) a knowing waiver of any defenses based on the statute of limitations for any prosecution relating to the conduct described in the attached Statement of Facts or relating to conduct known to the Department prior to the date on which this Agreement was signed that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement.

3.             The President and Chief Executive Officer of the Company, David Fitzgerald, is hereby authorized, empowered and directed, on behalf of the Company, to execute the Deferred Prosecution Agreement substantially in such form as reviewed by this Board of Directors at this meeting with such changes as the President and Chief Executive Officer of the Company, David Fitzgerald, may approve;

4.             The President and Chief Executive Officer of the Company, David Fitzgerald, is hereby authorized, empowered and directed to take any and all actions as may be necessary or appropriate and to approve the forms, terms or provisions of any agreement or other documents as may be necessary or appropriate, to carry out and effectuate the purpose and intent of the foregoing resolutions; and

5.             All of the actions of the President and Chief Executive Officer of the Company, David Fitzgerald, which actions would have been authorized by the foregoing resolutions except that such actions were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved, and adopted as actions on behalf of the Company.

Date: 12/30/2013
	By:	/s/ Todd Newton
Todd Newton Executive Vice President Chief Financial Officer Assistant Corporate Secretary ArthroCare Corporation

ATTACHMENT C

CORPORATE COMPLIANCE PROGRAM

In order to address any deficiencies in its internal controls, compliance code, policies, and procedures regarding compliance with the federal securities fraud laws and federal laws relating to its relationships and transactions with health care providers, ArthroCare Corporation (the “Company”) agrees to continue to conduct, in a manner consistent with all of its obligations under this Agreement, appropriate reviews of its existing internal controls, policies, and procedures.

Where necessary and appropriate, the Company agrees to adopt new or to modify existing internal controls, compliance code, policies, and procedures in order to ensure that it maintains: (a) a system of internal accounting controls designed to ensure that the Company makes and keeps fair and accurate books, records, and accounts; and (b) a rigorous compliance code, policies, and procedures designed to detect and deter violations of the federal securities fraud laws and federal laws relating to the Company’s relationships and transactions with health care providers.  At a minimum, this should include, but not be limited to, the following elements to the extent they are not already part of the Company’s existing internal controls, compliance code, policies, and procedures:

High-Level Commitment

I.             The Company will ensure that its directors and senior management provide strong, explicit, and visible support and commitment to its corporate policy against violations of the federal securities fraud laws, federal laws relating to the Company’s relationships and transactions with health care providers, and its corresponding compliance code.  The Company will further ensure that the members ofthe Board of Directors and senior management are committed to and, to the extent appropriate to their positions, effectively implement the corporate compliance program described herein, and the Company shall take appropriate measures if they fail to fulfill these responsibilities.

Policies and Procedures

2.             The Company will develop and promulgate a clearly articulated and visible corporate policy against violations of the federal securities fraud laws, and federal laws relating to the Company’s relationships and transactions with health care providers, which policy shall be memorialized in a written compliance code.

3.             The Company will develop and promulgate compliance policies and procedures designed to reduce the prospect of violations of the federal securities fraud laws, federal laws relating to the Company’s relationships and transactions with health care providers, and the Company’s corresponding compliance code, and the Company will take appropriate measures to encourage and support the observance of ethics and compliance policies and procedures against violation of the federal securities fraud laws and federal laws relating to the Company’s relationships and transactions with health care providers by personnel at all levels of the Company.  These policies and procedures shall apply to all directors, officers, and employees and, where necessary and appropriate, outside parties acting on behalf of the Company in a foreign jurisdiction, including but not limited to, agents and intermediaries, consultants, representatives, distributors, teaming partners, contractors and suppliers, consortia, and joint venture partners (collectively, “agents and business partners”).  The Company shall notify all employees that compliance with the policies and procedures is the duty of individuals at all levels of the company.  Such policies and procedures shall address:

a.                                      revenue recognition generally;

b.                                      channel stuffing;

c.                                       side letters/side agreements; and

d.                                      federal laws relating to the Company’s relationships and transactions with health care providers.

4.             The Company will ensure that it has a system of financial and accounting procedures, including a system of internal controls, reasonably designed to ensure the maintenance of fair and accurate books, records, and accounts.

Periodic Risk-Based Review

5.             The Company will develop these compliance policies and procedures on the basis of a risk assessment addressing the individual circumstances of the Company, in particular risks facing the Company related to violations of the federal securities fraud laws and federal laws relating to the Company’s relationships and transactions with health care providers, including, bnt not limited to, its customer and distributor relationships, and interactions with physicians and physician practices.

6.             The Company shall review its federal securities fraud and health care compliance policies and procedures no less than annually and update them as appropriate to ensure their continued effectiveness, taking into account relevant developments in the field and evolving international and industry standards.

Proper Oversight and Independence

7.             The Company will assign responsibility to one or more senior corporate executives of the Company for the implementation and oversight of the Company’s federal securities fraud and health care compliance code, policies, and procedures.  Such corporate official(s) shall have direct reporting obligations to independent monitoring bodies, including internal audit, the Company’s Board of Directors, or any appropriate committee of the Board of Directors, and shall have an adequate level of autonomy from management as well as sufficient resources and authority to maintain such autonomy.

Training and Guidance

8.             The Company will implement mechanisms designed to ensure that its federal securities fraud and health care compliance code, policies, and procedures are effectively communicated to all directors, officers, employees, and, where necessary and appropriate, agents and business partners.  These mechanisms shall include: (a) periodic training for all directors and officers, all employees in positions of leadership or tmst, positions that require such training (e.g., internal audit, sales, legal, compliance, finance), or positions that otherwise pose a risk to the Company, and, where necessary and appropriate, agents and business partners; and (b) annual certifications by all such directors, officers, employees, agents, and business partners, certifying compliance with the training requirements.

9.             The Company will maintain, or where necessary establish, an effective system for providing guidance and advice to directors, officers, employees, and, where necessary and appropriate, agents and business partners, on complying with the Company’s federal securities fraud and health care compliance code, policies, and procedures, including when they need advice on an urgent basis or in any foreign jurisdiction in which the Company operates.

Internal Reporting and Investigation

I 0.          The Company will maintain, or where necessary establish, an effective system for internal and, where possible, confidential reporting by, and protection of, directors, officers,

employees, and, where appropriate, agents and business partners concerning violations of the federal securities fraud laws, federal laws relating to the Company’s relationships and transactions with health care providers, or the Company’s corresponding compliance code, policies, and procedures.

11.          The Company will maintain, or where necessary establish, an effective and reliable process with sufficient resources for responding to, investigating, and documenting allegations of violations of the federal securities fraud laws, federal laws relating to the Company’s relationships and transactions with health care providers, or the Company’s corresponding compliance code, policies, and procedures.

Enforcement and Discipline

12.          The Company will implement mechanisms designed to effectively enforce its compliance code, policies, and procedures, including appropriately incentivizing compliance and disciplining violations.

13.          The Company will institute appropriate disciplinary procedures to address, among other things, violations of the federal securities fraud Jaws, federal laws relating to the Company’s relationships and transactions with health care providers, and the Company’s corresponding compliance code, policies, and procedures by the Company’s directors, officers, and employees.  Such procedures should be applied consistently and fairly, regardless of the position held by, or perceived importance of, the director, officer, or employee.  The Company shall implement procedures to ensure that where misconduct is discovered, reasonable steps are taken to remedy the harm resulting from such misconduct, and to ensure that appropriate steps are taken to prevent further similar misconduct, including assessing the internal controls, compliance code, policies, and procedures and making modifications necessary to ensure the overall compliance program is effective.

Third-Party Relationships

14.          The Company will institute appropriate due diligence and compliance requirements pertaining to the retention and oversight of all agents and business partners, including:

a.             properly documented risk-based due diligence pertaining to the hiring and appropriate and regular oversight of agents and business partners;

b.             informing agents and business partners of the Company’s commitment to abiding by the federal securities laws and federal laws relating to the Company’s relationships and transactions with health care providers, and of the Company’s corresponding compliance code, policies, and procedures; and

c.             seeking a reciprocal commitment from agents and business partners.

15.          Where necessary and appropriate, the Company will include standard provisions in agreements, contracts, and renewals thereof with all agents and business partners that are reasonably calculated to prevent violations of the federal securities fraud laws and federal laws relating to the Company’s relationships and transactions with health care providers, which may, depending upon the circumstances, include: (a) anti-fraud and health care compliance representations and undertakings relating to compliance with the securities fraud laws and the federal laws relating to the Company’s relationships and transactions with health care providers; (b) rights to conduct audits of the books and records of the agent or business partner to ensure compliance with the foregoing; and (c) rights to terminate an agent or business partner as a result of any breach of the federal securities fraud laws or federal laws relating to the Company’s relationships and transactions with health care providers, the Company’s compliance code, policies, or procedures, or the representations and undertakings related to such matters.

Mergers and Acquisitions

16.          The Company will develop and implement policies and procedures for mergers and acquisitions requiring that the Company conduct appropriate risk-based due diligence on potential new business entities, including appropriate federal securities fraud and health care compliance due diligence by legal, accounting, and compliance personnel.  Ifthe Company discovers any illegal payments or inadequate internal controls as part of its due diligence of newly acquired entities or entities merged with the Company, it shall report such conduct to the Department.

17.          The Company will ensure that the Company’s compliance code, policies, and procedures regarding the federal securities fraud laws and federal laws relating to the Company’s relationships and transactions with health care providers apply as quickly as is practicable to newly acquired businesses or entities merged with the Company and will promptly: train the directors, officers, employees, agents, and business partners consistent with Paragraph 8 above on the federal securities fraud laws, federal laws relating to the Company’s relationships and transactions with health care providers, and the Company’s corresponding compliance code, policies, and procedures

Monitoring and Testing

18.          The Company will conduct periodic reviews and testing of its compliance code, policies, and procedures designed to evaluate and improve their effectiveness in preventing and detecting violations of the federal securities fraud laws, federal laws relating to the Company’s relationships and transactions with health care providers, and the Company’s corresponding code, policies, and procedures, taking into account relevant developments in the field and evolving international and industry standards.

ATTACHMENT D

REPORTING REQUIREMENTS

ArthroCare Corporation (the “Company”) agrees that it will report to the Department periodically, at no less than twelve-month intervals during a two-year term, regarding remediation and implementation of the compliance program and internal controls, policies, and procedures described in Attachment C. Should the Company discover any credible evidence or allegation of any violation of the federal securities fraud laws or federal laws relating to the Company’s relationships and transactions with health care providers, the Company shall promptly report such conduct to the Department.  During this two-year period, the Company shall: (I) conduct an initial review and submit an initial report, and (2) conduct and prepare at least one (1) follow-up review and report, as described below:

a.             By no later than one (1) year from the date this Agreement is executed, the Company shall submit to the Department a written report setting forth a complete description of its remediation efforts to date, its proposals reasonably designed to improve the Company’s internal controls, policies, and procedures for ensuring compliance with the federal securities fraud laws and federal laws relating to the Company’s relationships and transactions with health care providers, and the proposed scope of the subsequent review.  The report shall be transmitted to Benjamin Singer, Deputy Chief, Fraud Section, Criminal Division, U.S. Department of Justice, 1400 New York Avenue, NW, Bond Building, Washington, D.C. 20530.  The Company may extend the time period for issuance of the report with prior written approval of the Department.

b.             The Company shall undertake at least one (1) follow-up review, incorporating the Department’s views on the Company’s prior reviews and reports, to further monitor and assess whether the Company’s policies and procedures are reasonably designed to detect and prevent violations of the federal securities fraud laws and federal laws relating to the Company’s relationships and transactions with health care providers.

c.             The follow-up review and report shall be completed by no later than one (I) year after the initial review.

d.              The reports will likely include proprietary, financial, confidential, and competitive business information.  Moreover, public disclosure of the reports could discourage cooperation, impede pending or potential government investigations and thus undermine the objectives of the reporting requirement. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except as otherwise agreed to by the parties in writing, or except to the extent that the Department determines in its sole discretion that disclosure would be in furtherance of the Department’s discharge of its duties and responsibilities or is otherwise required by law.

e.             The Company may extend the time period for submission of any of the follow-up reports with prior written approval of the Department.

D-2